                            DEMAND PROMISSORY NOTE

$29,543,504                                                  September 30, 1997

FOR VALUE RECEIVED AND FOR THE PURPOSE OF CONSOLIDATING THE INDEBTEDNESS LISTED ON THE ATTACHED EXHIBIT B, the undersigned promises to pay to E. Khashoggi Industries or order, the principal amount of Twenty-Nine Million Five Hundred Forty-Three Thousand Five Hundred Four Dollars ($29,543,504), together with interest from date hereof at the initial rate of Eight and One-Half percent (8.50%) per annum which represents the Prime Rate (as defined below) on September 30, 1997, on the unpaid balance, payable in lawful money of the United States of America at the office of E. Khashoggi
Industries without defalcation or discount. The interest rate shall be adjusted to the Prime Rate in effect on the first day of each calendar quarter (January 1, April 1, July 1 and October 1) commencing October 1,
1997. The term "Prime Rate" means the highest "Prime Rate" as published in the Wall Street Journal's "Money Rates" table, which is described as the base rate on the corporate loans at large US money center banks. Interest shall be compounded quarterly and paid at the last day of each calendar quarter commencing on September 30, 1997. The unpaid principal balance, and any accrued but unpaid interest, shall be payable upon demand and in all events shall be due and payable on September 30, 2000. Any interest not paid when due shall be added to the principal balance. Unless otherwise provided herein, all payments hereunder shall be applied first to accrued interest and the balance to the reduction of principal. Any portion of principal or interest not paid when due shall continue to bear interest as stipulated above until paid.

In case of default in the payment of principal or interest hereunder, proceedings may at once be instituted for the recovery of the same, and the undersigned agrees to pay all costs of such proceedings and any other costs of collection, including reasonable attorney's fees.

The undersigned may pay this Note in part or in full without penalty.

The undersigned severally waive presentment, protest and demand; and waive notice of protest, demand and of dishonor and non-payment of this Note, and expressly agrees that this Note, or any payment thereunder, may be extended from time to time without in any way effecting the liability of the undersigned.

Upon due execution and delivery of this Note, E. Khashoggi Industries will deliver to the undersigned any promissory notes or other written obligations evidencing the indebtedness listed in the attached Exhibit B, marked "canceled".

EARTHSHELL CONTAINER CORPORATION:


/s/ Simon K. Hodson
---------------------------------
Simon K. Hodson
Chief Executive Officer

ATTEST:


/s/ Scott Houston
---------------------------------
Scott Houston
Chief Financial Officer

                                   EXHIBIT B

                       EARTHSHELL CONTAINER CORPORATION

      Obligation Due to EKI and Converted to Note Payable as of 9/30/97


Note date 6/30/97 (Previous consolidation)                          $27,214,890
Due on intercompany billing:             8/97        576,335            576,335
Cash advance:                         7/11/97         85,000
Cash advance:                         7/30/97         50,000
Cash advance:                          8/7/97        200,000
Cash advance:                         8/13/97         60,000
Cash advance:                         8/26/97        150,000
Cash advance:                         8/27/97         50,000
Cash advance:                         8/28/97        400,000
Cash advance:                         9/16/97         75,000
Cash advance:                         9/26/97        170,000          1,240,000
Interest due:                            4/97        166,849
Interest due:                            5/97        174,705
Interest due:                            6/97        170,725            512,279
                                                                    -----------

TOTAL OBLIGATIONS DUE TO EKI AS OF 9/30/97                          $29,543,504
                                                                    -----------
                                                                    -----------

DOES NOT INCLUDE JULY 1997 INTERCOMPANY BILLING OF $576,214 WHICH WILL BE PAID ON MONDAY, OCTOBER 27, 1997.